Exhibit 23.2

                       [LETTERHEAD OF MALONEBAILEY, LLP]



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 13, 2014 with respect to the audited consolidated financial statements of Falconridge Oil Technologies Corp. for the years ended February 28, 2014 and 2013.


/s/ MaloneBailey, LLP
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www.malonebailey.com
Houston, Texas
April 8, 2015